Exhibit 10.13

BORROWER NAME AND ADDRESS	LENDER NAME AND ADDRESS	LOAN DESCRIPTION
Sun Coast Holdings, Inc., Brandywine Insurance	Brooks Credit Corporation
Holdings, Inc., and Patriot Risk services, Inc.	10050 Grandview Dr., Ste. #600	Number 5137
401 East Las Olas Blvd. Suite 1540	Overland Part, KS 66210	Amount 8,652,000.00
Ft. Laudrerdale, FL 33301		Date 03-30-2006
☐ Refer to the attached Signature Addendum, incorporated herein, for additional Borrowers and their signatures.
COMMERCIAL LOAN AGREEMENT
LOAN STRUCTURE. This Commercial Loan Agreement (Agreement) contemplates ☑ a single advance term Loan ☐ a multiple advance draw Loan ☐ a revolving multiple advance draw Loan. The principal balance will not exceed $5,652,000.00. Borrower will pay down a revolving draw Loan’s outstanding Principal in $                    (Pay Down Balance)                     (Time Period). This Loan is for ☐ agricultural ☑ business purposes.
☐ Borrower may not voluntarily prepay the Loan in full at any time. ☑ Borrower may prepay the Loan under the following terms and conditions (Any partial prepayment will not excuse any later scheduled payments until the Loan is paid in full) at any time subject to the payment of the prepayment premium hereinafter described,
☑ LATE CHARGES. If a payment is made more than 5 days after it is due, Borrower will pay a late charge of 5.000% of the payment amount.
FEES. Borrower agrees to pay the following fees in connection with this Loan at closing or as otherwise requested by Lender: BOC Borrower’s Assistance Plan
$750,000.000
BCC fees and DB Indemnity $252,000
National Capital Advisors $150,000
REQUESTS FOR ADVANCES. Borrower authorizes Lender to honor a request for an advance from Borrower or any person authorized by Borrower. The requests for an advance must be in writing, by telephone, or any other manner agreed upon by Borrower and Lender, and must specify the requested amount and date and be accompanied with any agreements, document, and instruments that Lender requires for the Loan. Lender will make same day advances, on any day that Lender is open for business, when the request is received before                    (Advance Cut-Off Time). Lender will disburse the advance into Borrower’s demand deposit account (if any), account number                      or in any other agreed upon manner. All advances will be made in United States dollars.
☐	These requests must be made by at least (Number Required To Draw) persons, acting together, of those persons authorized to act on Borrower’s behalf.

☐	Advances will be made in the amount of at least $ (Minimum Amount Of Advance).

☐	Advances will be made no more frequently than (Minimum Frequency Of Advance).

☐	Discretionary Advances. Lender will make all loan advances at Lender’s sole discretion.

☐	Obligatory Advances. Lender will make all Loan advances subject to this Agreement’s terms and conditions.
FINANCIAL INFORMATION. Borrower will prepare and maintain Borrower’s financial records using consistently applied generally accepted accounting principles then in effect. Borrower will provide Lender with financial information in a form acceptable to Lender and under the following terms.
A.	Frequency. Annually, Borrower will provide to Lender Borrower’s financial statements, tax returns, annual internal audit reports or those prepared by independent accountants within 120 days after the close of each fiscal year. Any annual financial statements that Borrower provides will be ☑ audited statements. ☐ reviewed statements, ☐ compiled statements. ☑ Borrower will provide Lender with interim financial reports on a Quarterly (Monthly, Quarterly) basis, and within 45 days after the close of this business period. Interim financial statements will be ☐ audited ☑ reviewed ☐ compiled statements.

B.	Requested Information. Borrower will provide Lender with any other Information about Borrower’s operations, financial affairs and conditions within 15 days after Lender’s request.

☐	C.	Leverage Ratio. Borrower will maintain at all times a ratio of total liabilities to tangible net worth, determined under consistently applied generally accepted accounting principles, of (Total Liabilities to Tangible Net Worth Ratio) or less.
☐	D.	Minimum Tangible Net Worth. Borrower will maintain at all times a total tangible net worth, determined under consistently applied generally accepted accounting principles, of $ (Minimum Tangible Net Worth) or more. Tangible net worth is the amount by which total assets exceed total liabilities. For determining tangible net worth, total assets will exclude all intangible assets, including without limitation goodwill, patents, trademarks, trade names, copyrights, and franchises, and will also exclude any accounts receivable that do not provide for a repayment schedule.
☐	E.	Minimum Currant Ratio. Borrower will maintain at all times a ratio of current assets to current liabilities, determined under consistently applied generally accepted accounting principles of (Minimum Current Ratio) or more.
☐	F.	Minimum Working-Capital. Borrower will maintain at all times a working capital, determined under consistently applied generally accepted accounting principles by subtracting current liabilities from current assets, of $ (Minimum Working Capital) or more. For this determination, current assets exclude (Excluded Current Assets). Likewise, current liabilities include (1) all obligations payable on demand or within one year after the date on which the determination is made, and (2) final maturities and sinking fund payments required to be made within one year after the date on which the determination is made, but exclude all liabilities or obligations that Borrower may renew or extend to a date more than one year from the date of this determination.
ATTACHMENTS. The following documents are incorporated by reference into this Agreement: ☐ Asset Based Financing Agreement addendum dated                      ☐ Commercial Security Agreement addendum dated                     ☑ Other Addendum hereto dated 3/30/2006
ADDITIONAL TERMS:
☐	ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETEE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. BY SIGNING THIS AGREEMENT, THE PARTIES AFFIRM THAT NO UNDERWRITTEN ORAL AGREEMENT EXISTS BETWEEN THEM.
SIGNATURES, By signing under seal, I agree to all the term and condition beginning on page 1 through the bottom of page 2 this Agreement. Borrower also acknowledges receipt of a copy of this Agreement.
BORROWER:
SonCoast Holdings, Inc., Brandywine Insurance Holdings, Inc. and Patriot Risk Services, Inc.
Entity Name

/S/ Steven M. Mariano CEO		(Seal)	/S/ Steven (illegible)		(Seal)

Signature	Date		Signature (illegible)	Date
Steven (illegible)

/S/ Steven Mariano		(Seal)			(Seal)

Signature	Date		Signature	Date
Steven Mariano

LENDER
Brooke Credit Corporation
Entity Name

(Seal)

Signature	Date
Michael Lowry,Presidant

COMMERCIAL LOAN AGREEMENT, to be used with form Comm- NOTE EXPERTS @ 1999,2001 Bankers Systems, Inc., St. Cloud MN. (illegible)	NOT TO BE USED FOR LOANS SUBJECTS TO CONSUMER LENDING LAWS

DEFINITIONS. In this Agreement, the following terms have the following meanings,
Accounting Terms. Accounting terms that are not specifically defined will have their customary meanings under consistently applied generally accepted accounting principles.
Loan. Loan refers in all advances made under the terms of this Agreement.
Loan Documents. Loan Documents include this Agreement and all documents prepared pursuant to the terms of this Agreement Including all present and future promissory notes (Notes), security instruments, guaranties, and supporting documentation as modified, amended or supplemented.
Property. Property is any collateral, real, personal or intangible, that secures Borrower’s performance of the obligations of this Agreement.
ADVANCES. To the extent permitted by law, Borrower will Indemnify Lender and hold Lender harmless for reliance on any request for advance that Lender reasonably believes to be genuine. Lender’s records are conclusive evidence as to the number and amount of advances and the Loan’s unpaid principal and interest, If any advance results in an overadvance (when the total amount of the Loan exceeds the principal balance) Borrower will pay the overadvance, as requested by Lender. Regarding Borrower’s demand deposit account(s) with Lender, Lender may, at its option, consider presentation for payment of a check or other charge exceeding available funds as a request for an advance under this Agreement. Any such payment by Lender will constitute an advance on the Loan.
CONDITIONS. Borrower will satisfy all of the following conditions before Lender makes any advances under this Agreement. If this Agreement provides for discretionary advances, satisfaction of these conditions does not commit Lender to making advances.
No Default. There has not been a default under the Loan Documents nor would a default result from making the advance.
Information. Borrower has provided all required documents, information, certifications and warranties, all properly executed on forms acceptable to Lender.
Inspections. Borrower has accommodated, to Lender’s satisfaction, all inspections.
Conditions and Covenants. Borrower has performed and complied with all conditions required for an advance and all covenants in the Loan Documents
Warranties and Representations. The warranties and representations contained in this Agreement are true and correct at the time of making the advance.
Financial Statements. Borrower’s most recently delivered financial statements and reports are current, complete, true and accurate in ail material respects and fairly represent Borrower’s financial condition.
Bankruptcy Proceedings. No proceeding under the United Suites Bankruptcy Code has been commenced by or against Borrower or any of Borrower’s affiliates.
WARRANTIES AND REPRESENTATIONS. Borrower makes these warranties and representations which will continue as long as this Agreement is in effect.
Power. Borrower is duly organized, validly existing and in good standing in all jurisdictions in which Borrower operates. Borrower has the power and authority to enter into this transaction and to carry on its business or activity as it is now being conducted. All persons who are required by applicable law and the governing documents of Borrower have executed and delivered to Lender this Agreement and other Loan Documents.
Authority. The execution, delivery and performance of this Agreement and the obligation evidenced by the Loan Documents are within Borrower’s duly authorized powers, has received all necessary governmental approval, will not violate any provision of law or order of court or governmental agency, and will not violate any agreement to which Borrower is a party or to which Borrower or Borrower’s property is subject.
Name and Place of Business. Other than previously disclosed in writing to Lender, Borrower has not changed its name or principal place of business within the last ten years and has not used any other trade or fictitious name. Without Lender’s prior written consent. Borrower will not use any other name and will preserve Borrower’s existing name, trade names and franchises.
No Other Liens. Borrower owns or leases all property that is required for its business and except as disclosed, the property is free and clear of all liens, security interests, encumbrances and other adverse interests.
Compliance With Laws. Borrower is not violating any laws, regulations, rules, orders, judgments or decrees applicable to Borrower or its property, except as disclosed to Lender.
Financial Statements. Borrower represents and warrants that all financial statements Borrower provides fairly represent Borrower’s financial condition for the stated periods, are current, complete, true and accurate in all material respects, include all direct or contingent liabilities, and that there has been no material adverse change in Borrower’s financial condition, operations or business since the date the financial information was prepared.
COVENANTS. Until the Loan and all related debts, liabilities and obligations under the Loan Documents are paid and discharged, Borrower will comply with the following terms, unless Lender waives compliance in writing.
Inspection and Disclosure. Borrower will allow Leader or its agents to enter any of Borrower’s premises during mutually agreed upon times, to do the following: (1) inspect, audit, review and obtain copies from Borrower’s books, records, orders, receipts, and other business related data; (2) discuss Borrower’s finances and. business with anyone who claims to be Borrower’s creditor; (3) inspect Borrower’s Property, audit for the use and disposition of the Property’s proceeds, or do whatever Lender decides is necessary to preserve and protect the Property and Lender’s interest in the Property, As long as this Agreement is in effect, Borrower will direct all of Borrower’s accountants and auditors to permit Lender to examine and make copies of Borrower’s records in their possession, and to disclose to Lender any other information that they know about Borrower’s financial condition and business operations. Lender may provide Lender’s regulator with required information about Borrower’s financial condition, operation and business or that of Borrower’s parent, subsidiaries or affiliates.
Business Requirements. Borrower will preserve and maintain its present existence and good standing in jurisdictions where Borrower is organized and operates. Borrower will continue its business or activities as presently conducted, by obtaining licenses, permits and bonds where needed. Borrower will obtain Lender’s prior written consent before ceasing business or engaging in any line of business that is materially different from its present business.
Compliance with Laws. Borrower will not violate any laws, regulations, rules, orders, judgments or decrees applicable to Borrower or Borrower’s property, except for those which Borrower challenges in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its appeal should Borrower lose. On request, Borrower will provide Lender with written evidence that Borrower has fully and timely paid taxes, assessments and other governmental charges levied or imposed on Borrower and its income, profits and property. Borrower will adequately provide for the payment of taxes, assessments and other charges that may have accrued’ but are not yet due and payable.
New Organizations. Borrower will obtain Lender’s written consent before organizing, merging into, or consolidating with an entity; acquiring all or substantially all of the assets of another; or materially changing legal structure, management, ownership or financial condition.
Other Liabilities. Borrower will not incur, assume or permit any debt evidenced by notes, bonds or similar obligations except debt in existence on the date of this Agreement and fully disclosed to Lender; debt subordinated in payment to Lender on terms acceptable to Lender; accounts payable incurred in the ordinary course of business and paid under customary trade terms or contested in good faith with reserves satisfactory to Lender; or as otherwise agreed to by Lender.
Notice. Borrower will promptly notify Lender of any material change in financial condition, a default under the Loan Documents, or a default under any agreement with a third party which materially and adversely affects Borrower’s property, operations or financial condition.
Dispose of No Assets. Without Lender’s prior written consent. Borrower will not sell, lease, assign, or otherwise distribute all or substantially all of its assets.
Insurance. Borrower will obtain and maintain insurance with Insurers in amounts and coverages that are acceptable to Lender and customary with industry practice. This may Include without limitation credit insurance, insurance policies for public liability, fire, hazard and extended risk, workers compensation, and, at Lender’s request, business interruption and/or rent loss insurance. Borrower may obtain insurance from anyone Borrower wants that is acceptable to Lender, Borrower’s choice of insurance provider will not affect the credit decision or Interest rate. At Lender’s request, Borrower will deliver to Lender certified copies of ail of these insurance policies, binders or certificates. Borrower will obtain and maintain a mortgagee or loss payee endorsement for Lender when these endorsements are available. Borrower will require all insurance policies to provide at least 10 days prior Written notice to Lender of cancellation or modification, Borrower consents to Lender using or disclosing information relative to any contract of insurance required for the Loan for the purpose of replacing this insurance, Borrower also authorizes its insurer and Lender to exchange all relevant Information related to any contract of Insurance executed as required by any Loan Documents.
Property Maintenance. Borrower will keep property that is necessary or useful in its business in good working condition by making all needed repairs, replacements and improvements and by making payments due on the property.
DEFAULT. If the Loan is payable on demand, Lender may demand payment at any time whether or not any of the following events have occurred. Borrower will be in default if any one or more of the following occur: (1) Borrower fails to make a payment in full when due. (2) Borrower makes an assignment for the benefit of creditors or becomes insolvent, either because Borrower’s liabilities exceed its assets or Borrower is unable to pay debts as they become due; or Borrower petitions for protection under any bankruptcy, insolvency or debtor relief laws, or is the subject of such a petition or action and fails to have the petition or action dismissed within a reasonable period of time. (3) Borrower fails to perform any condition or to keep any promise or covenant on this Agreement or any debt or agreement Borrower has with Lender. (4) A default occurs under the terms of any instrument evidencing or pertaining to this Agreement. (5) If Borrower is a producer of crops, Borrower fails to plant, cultivate and harvest crops in due season. (6) Any loan proceeds ate used for a purpose that will contribute to excessive erosion of highly credible land or to the conversion of wetlands to produce an agricultural commodity, as further explained by federal law, (7) Anything else happens that either significantly impairs the value of the Property or, unless controlled by the New Jersey Banking Law, causes Lender to reasonably believe that Lender will have difficulty collecting the Loan.
REMEDIES. After Borrower defaults, and after Lender gives any legally required notice and opportunity to cure, Lender may at its option use any and all remedies Lender has under state or federal law or in any of the Loan Documents, including, but not limited to, terminating any commitment or obligation to make additional advances or making all or any part of the amount owing immediately due. Lender may set-off any amount due and payable under the terms of the Loan against Borrower’s right to receive money from Lender, unless prohibited by applicable law. Except as otherwise required by law, by choosing any one or more of these remedies Lender does not give up Lender’s right to use any other remedy. Lender does not waive a default if Lender chooses not to use a remedy; and may later use any remedies if the default continues or occurs again.
COLLECTION EXPENSES AND ATTORNEYS’ FEES. To the extent permitted by law, Borrower agrees to pay all expenses of collection, enforcement and protection of Lender’s rights and remedies under this Agreement. Expenses include, but are not limited to, reasonable attorneys1 fees including attorney fees as permuted by the United States Bankruptcy Code, court costs and other legal expenses. These expenses will bear interest from the date of payment until paid in full at the contract interest rate then in effect for the Loan. FL: Attorneys’ fees will be 10 percent of the principal sum due or a larger amount as the court judges as reasonable and just. GA: Attorneys’ fees will be 15 percent of the principal and interest owing.
GENERAL PROVISIONS. This Agreement is governed by the laws of the jurisdiction where Lender Is located, the United States of America and to the extent required, by the laws of the Jurisdiction where the Property is located.
Joint And Individual Liability And Successors. Each Borrower, Individually, has the duty of fully performing the obligations on the Loan. Lender can sue all or any of the Borrowers upon breach of performance. The duties and benefits of this Loan will bind and benefit the successors and assigns of Borrower and Lender.
Amendment, Integration And Severability. The Loan Documents may not be amended or modified by oral agreement. Borrower agrees that any party signing this Agreement as Borrower is authorized to modify the terms of the Loan Documents, Borrower agrees that Lender may inform any party who guarantees this Loan of any Loan accommodations, renewals, extensions, modification, substitutions, or future advances. The Loan Documents are the complete and final expression of the understanding between Borrower and Lender. If any provision of the Loan Documents is unenforceable, then the unenforceable provision will be severed and the remaining provisions will be enforceable,
Waivers And Consent. Borrower, to the extent permitted by law, consents to certain actions Lender may take, and generally waives defenses that may be available based on these actions or based on the status of a party to the Loan. Lender may renew or extend payments on the Loan. Leader may release any borrower, endorser, guarantor, surety, or any other co-signer. Lender may release, substitute, or impair any Property securing the Loan. Lender’s course of dealing, or Lender’s. forbearance from, or delay in, the exercise of any of Lender’s rights, remedies, privileges, or right to insist upon Borrower’s strict performance of any provisions contained in the Loan Documents, will not be construed as a waiver by Lender, unless the waiver is in writing and signed by Lender, Lender may participate or syndicate the Loan and share any information that Lender decides is necessary about Borrower and the Loan with the other participants.
Interpretation. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement. Unless otherwise indicated, the terms of this Agreement shall be construed in accordance with the Uniform Commercial Code.
Notice. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party’s address listed in this Agreement, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties, Time is of the essence.

ADDENDUM TO COMMERCIAL LOAN AGREEMENT
     This Addendum to Commercial Loan Agreement (this “Addendum”) is made to and a part of the Commercial Loan Agreement, dated March 30, 2006 (the “Agreement”), by and among SUNCOAST HOLDINGS, INC., a Delaware corporation (“SH”), BRANDYWINE INSURANCE HOLDINGS, INC., a Delaware corporation (“BIH”) and PATRIOT RISK SERVICES, INC., a Delaware corporation (“PRS”) (SH, BIH and PRS collectively and jointly and severally referred to as “Borrower”), and BROOKE CREDIT CORPORATION, a Kansas corporation (“Lender”).
     All capitalized terms not otherwise defined in this Addendum shall have the meaning ascribed thereto as set forth in the above-referenced Agreement to which this Addendum is an integral part thereof, and all references in this Agreement and all other Loan Documents to the “Agreement” (as hereinabove defined) shall refer to the Agreement as amended by this Addendum.
     For good and valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:
     1. LOAN PROCEEDS. Borrower warrants, represents and agrees that the proceeds of the Loan shall be used solely for the following specific purposes and for no other purpose: (i) to enable Borrower to provide capital in the amount of $3,000,000 to Guarantee Insurance Company, a South Carolina domiciled insurance company (“GIC”); (ii) to enable Borrower to provide future capital in the amount of $2,300,000 to GIC and/or to finance Borrower’s future expansion activities; (iii) to enable Borrower to retire a promissory note payable to The Thomson Corporation in the amount of $2,200,000; (iv) $750,000 to enable Borrower to purchase a Borrower’s Assistance Plan from and in favor of CJD & Associates, L.L.C. d/b/a Brooke Brokerage, a Kansas limited liability company (“Brooke”), pursuant to such documentation as Brooke may require in its sole and absolute discretion; (v) $252,000 for the payment of all loan, origination and other transaction-related fees that are payable by Borrower to Lender, which fees shall in part be used to purchase a financial guaranty policy from DB Indemnity (“DB”) in favor of Lender; and (vi) $150,000 for the payment of consulting and advisory services to National Capital Advisors, (vii) the remainder, if any, shall be disbursed to Borrower for general business purposes.
     2. NOTICE OF SALE OF COLLATERAL. Borrower shall not sell, transfer or otherwise convey any of the Collateral (as hereinafter defined) other than in the ordinary course of business without Lender’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned. In the event that Borrower desires to sell all or any portion of the Collateral, Borrower shall provide to Lender ten (10) business days advance written notice of said sale with a copy of the proposed sale contract and a written request for Lender’s approval of such transaction. Nothing set forth in this paragraph shall be construed to restrict Borrower’s ability to sell tangible personal property so long as such tangible personal property is replaced within a reasonable period of time by similar tangible personal property of comparable value, or the sale of such tangible personal property does not have a material adverse effect on the Borrower’s business operations or if said sale is in the ordinary course of business.

     3. AGREEMENTS WITH INSURANCE ENTITIES. Borrower represents, warrants and agrees that so long as the Loan is outstanding, Borrower, or any affiliate of Borrower, will not terminate (or intentionally give/provide cause for any insurance entity to terminate) its Managing Agreements (as defined hereinafter) with any Insurance Entity (as defined hereinafter) through which Borrower has received ten percent (10%) or more of its gross revenues during the immediately preceding twelve (12) month trailing period (hereinafter, “Material Agency Agreement”) if such termination would have a material adverse effect on Borrower’s business. Borrower hereby represents and warrants to Lender that, as of the date of this Agreement: (i) Borrower is in compliance in all material respects with all Material Agency Agreements with such Insurance Entities; (ii) Borrower is not in default under any Material Agency Agreement with any Insurance Entity; and (iii) there are no known defaults or unmatured events of default or events which with the passage of time will become defaults under any Material Agency Agreement with any of such Insurance Entities. Borrower further represents and warrants to Lender that Borrower: (i) shall maintain compliance in all material respects with said Material Agency Agreements; (ii) shall not cause or allow any default or event of default thereunder; (iii) shall not, without Lender’s prior written consent (which consent shall not be unreasonably withheld), terminate any of the Material Agency Agreements until all liabilities of Borrower to Lender are paid in full; and (iv) shall not permit any condition to exist or engage in, or permit to exist or occur, any condition or event or transaction in connection with said Material Agency Agreements which might constitute grounds for any such Insurance Entity to terminate any Material Agency Agreement. If a Material Agency Agreement is terminated for reasons beyond Borrower’s control, Borrower shall notify Lender of such termination within ten (10) days of Borrower’s receipt of such notice.
     4. FINANCIAL STATEMENTS; REVENUE INFORMATION; ETC.
     (a) Notwithstanding set forth in the paragraph titled FINANCIAL INFORMATION set forth on page one of this Agreement, from the date of this Agreement and thereafter until all liabilities of Borrower to Lender are paid in full, within one hundred twenty (120) days of the fiscal year end of Borrower, and GIC (or within 15 business days after the date such filing is required to be filed with the regulator), Borrower shall provide to Lender audited financial statements for Borrower and GIC (including balance sheet, income statement, cash flow statement, and changes in stockholder’s equity and such other information as Lender may from time to time require in its sole and absolute discretion) for such fiscal year. In addition, Borrower shall provide to Lender copies of Borrower’s and GIC’s tax returns within fifteen (15) days of Borrower’s and GIC’s filing same and, notwithstanding set forth in the paragraph titled FINANCIAL INFORMATION set forth on page one of this Agreement, shall provide to Lender financial statements for Borrower and GIC (including balance sheet, income statement, cash flow statement and changes in stockholder’s equity and such other information as Lender may from time to time require in its sole and absolute discretion) within forty-five (45) days of each fiscal quarter of such entities (or if a Borrower or GIC is required to file a similar quarterly report with a regulator, within 15 business days after the date such filing is required to be filed with the regulator). With respect to Borrower and GIC, Lender may require additional or more frequent reporting and financial statements, all as Lender may from time to time reasonably, and all of such financial statements and reporting shall be in such form and detail as Lender may reasonably require.

     (b) From the date of this Agreement and thereafter until all liabilities of Borrower to Lender are paid in full, each calendar quarter, Borrower agrees to furnish to Lender a copy of Borrower’s and GIC’s commission and other reports with respect to insurance policies produced by or through Borrower or GIC and all commissions paid and to be paid by Insurance Entities to Borrower or GIC with a certificate signed by an officer of Borrower or GIC, as applicable, dated the date of such report, verifying, warranting and attesting to Lender the accuracy and veracity of such report. In addition to such reports, each calendar quarter Lender may ask for production reports, third party company commission statements, and other commission reports or similar information, records or data indicating Borrower’s and GIC’s current or past commission volume or revenues, and all of such information, reports and statements shall be provided by Borrower to Lender within twenty-one (21) business days of Lender’s request.
     (c) From the date of this Agreement and thereafter until all liabilities of Borrower to Lender are paid in full, upon Lender’s written request, Borrower shall promptly deliver to Lender all of the information, reports and documentation as the same pertain to Borrower and GIC, all as set forth on Exhibit I attached hereto and hereby made a part hereof by reference.
     5. RECEIPT AND DISBURSEMENT BANK; AUTOMATIC DEBIT OF LOAN PAYMENTS. Borrower shall at all times, so long as any indebtedness exists from Borrower to Lender, maintain an account at                      (hereinafter “Lender Approved Bank”) in Account #                      as Borrower’s primary depository and remittance bank account (for the purposes of this Agreement, “Borrower’s Depository Account”). Borrower shall not close, transfer, change or restrict Lender’s authorization to debit loan payments from Borrower’s Depository Account at the Lender Approved Bank without Lender’s prior written approval (which approval shall not be unreasonably withheld).
     (a) Borrower hereby agrees with Lender that all payments for, with respect to, or upon the indebtedness of Borrower to Lender shall be automatically deducted from Borrower’s Depository Account each month by Lender in accordance with Lender’s and the Lender Approved Bank’s standard auto-debit policies and procedures, all at the sole cost of Borrower. All such auto-debit loan payments shall be taken from the Borrower’s Depository Account as set forth above. Borrower shall execute and deliver to Lender and the Lender Approved Bank all documents and authorizations required to authorize Lender to debit such Borrower Depository Account for loan payments and other amounts due and payable to Lender at the time of deduction. Such authorization shall be in form and content acceptable to Lender in its sole and absolute discretion and shall not be revoked or changed by Borrower without Lender’s written consent (which consent shall not be unreasonably withheld).
     (b) Borrower hereby grants Lender a lien on, and first priority security interest in, Borrower’s Depository Account and all proceeds at any time therein to secure all of Borrower’s obligations, liabilities and indebtedness to Lender, and Borrower further agrees to promptly execute and deliver to Lender and to take such action as Lender may from time to time require to evidence such lien and first priority security interest and to instruct the Bank that upon the occurrence of an Event of Default, the Lender Approved Bank shall deny Borrower any further access to such Borrower’s Depository Account and transfer all monies therein on a daily basis to such account or accounts of Lender as Lender may require in its sole and absolute discretion, all as may be permitted by applicable law and by the Loan Documents.

     6. CONSENT TO LOAN PARTICIPATIONS; ETC. Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of the Loan, including, without limitation: Lender’s sale or transfer of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender; Lender’s sale or transfer, whether now or later, of Borrower’s Loan to an issuer of notes or other securities in whole or in part collateralized by Borrower’s Loan; or Lender’s issuance of notes or other securities which are in whole or in part collateralized by Borrower’s Loan. Lender may provide, without any limitation whatsoever, to any one or more purchasers, potential purchasers or issuers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan. Borrower additionally waives any and all notices of sale of participation interests, all notices of any repurchase of such participation interests and all notices of issuance of notes or securities which are in whole or in part collateralized by Borrower’s Loan. Borrower also agrees that the issuers of notes or securities and/or purchasers of any participation interests may or will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against any issuer of notes or securities, or against any purchaser of such a participation interest and unconditionally agrees that such issuer or purchaser may enforce Borrower’s obligations under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the issuer of such notes or securities or purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.
     7. COLLATERAL. As used in this Agreement, the term “Collateral” means all of Borrower’s respective right, title and interest in, to and under all property and assets granted as collateral security for the Loan, whether real, intangible or tangible personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise. Collateral shall also include, but not be limited to all of Borrower’s respective right, title and interest in, to and under the following, whether now owned or at any time hereafter acquired:
     (a) All of Borrower’s personal property, whether tangible or intangible, and all of Borrower’s interest in property and fixtures, now owned or existing or hereafter acquired and wherever located, including without limitation, the following: (i) all furniture, inventory, machinery, vehicles, equipment, goods and supplies; (ii) all accounts, including without limitation, the Borrower’s Depository Account; (iii) all instruments, documents (including, without limitation, the customer files), policies and certificates of insurance, securities, negotiable instruments, money, chattel paper, investment property, deposits, warehouse receipts and things in action; (iv) all general intangibles and rights to payment or proceeds of any kind, including without limitation, rights to insurance premiums, rights to insurance and reinsurance proceeds, dividends, distributions, proceeds and letter of credit proceeds; (v) all documents and contract rights and interests of any kind, including without limitation, the rights and interests set forth in any agency/producer agreement and insurance policy, and the rights and interests set forth in all Material Agency Agreements and in all Managing Agreements with any Insurance Entity; (vi) all intellectual property rights and similar assets, including without limitation trademark rights, service mark rights, rights to licenses and rights to names, customer lists, trade secrets, goodwill, trade names, permits and franchises, payment intangibles, computer programs, etc.;
     (b) All of SH’s right, title and interest in BIH and Patriot Risk Management, Inc., a Delaware corporation (“PRM”) whether evidenced by stock certificates or otherwise, together with all dividends and other income, payments and distributions of any kind payable to SH in its capacity as the sole stockholder of BIH and PRM;
     (c) All of BIH’s right, title and interest in GIC whether evidenced by stock certificates or otherwise, together with all dividends and other income, payments and distributions of any kind payable to BIH in its capacity as the sole stockholder of GIC;
     (d) All telephone numbers, rights to the lease of office space, post office boxes or other mailing addresses, rights to trademarks and use of trade names, rights to software licenses, and rents received by Borrower for the lease of office space;
     (e) All deposit accounts, disbursement accounts, accounts receivable, commission receivables, economic interest of Borrower, all chattel paper, contract rights, instruments, documents, general intangibles, inventory and goods in process of Borrower, whether now in existence or owned or hereafter coming into existence or acquired, wherever located, and all returned goods, and repossessions and replacements thereof;
     (f) All commissions, policy fees, service fees, underwriting fees, claims fees; administrative and processing fees, fronting fees, risk management and loss/cost control fees, investment income, management fees (including without limitation, case and captive management fees), premium finance revenues, reinsurance brokerage commissions and all other revenue (collectively, “Revenue”) payable to Borrower and any assignment thereof;
     (g) All “MGA Operations” being defined hereunder as Borrower’s policy administration agreements, related service fees, and any agency, producer, broker, and managing general agency agreements or similar such contracts (collectively, “Managing Agreements”) with any insurance company, reinsurance company, managing general agency, broker or other insurance supplier (collectively, “Insurance Entities”), the policies Borrower has written or placed pursuant to such agreements, the right to commissions and policy fees (new, renewal, additional or other) for any of the foregoing, and Borrower’s customer list and policy information for said customers, and with respect to all of the foregoing, whether now owned by Borrower or at any time hereafter acquired;
     (h) Any property, tangible or intangible, in which Borrower grants Lender a security interest in any other Loan Document;.
     (i) All “Premium Finance Operations” being defined hereunder as Borrower’s or their affiliates’ existing or future premium finance business, all tangible and intangible property associated therewith, and all Revenue (less amounts due Insurance Entities) derived directly or indirectly therefrom; and

     (j) All additions, attachments, parts, repairs, accessories, accessions, replacements and substitutions to or for any of the foregoing and any proceeds and products of the above-described property.
     Borrower hereby grants Lender a lien on and first priority security interest in the Collateral to secure the payment and performance of the Loan and all of Borrower’s other obligations, liabilities and indebtedness to Lender, whether now incurred or at any time hereafter arising.
     8. DEFAULT. The paragraph titled “DEFAULT” on page 2 of this Agreement is amended and restated in its entirety to read as follows:
     DEFAULT. Borrower will be in default if one or more of the following occur (each an “Event of Default”):
     (a) (i) Borrower fails to make any payment due in accordance with the terms of any Promissory Note which evidences the Loan within ten (10) calendar days after the due date thereof; (ii) Borrower fails to fulfill or perform any material term, covenant, condition or obligation set forth in this Agreement or any other “Loan Document” (which term, for all purposes of this Agreement, shall include all documents and instruments (including, without limitation, promissory notes, loan agreements, security agreements, guaranties and stock pledge agreements) which pertains to this Agreement or evidence and/or secure any obligations of Borrower or any of the Guarantors to Lender) within thirty (30) days after notice from Lender of such failure; provided, however, no Event of Default shall be deemed to have occurred under this sub-paragraph 8(a)(ii) if any such failure is reasonably capable of being cured, Borrower diligently pursues a cure of same, Lender’s position is not materially adversely affected during Borrower’s pursuit to cure, and same is in fact cured within 90 days after notice from Lender; or, (iii) if any material representation or warranty set forth in this Agreement or any other Loan Document is not as represented or warranted by Borrower;
     (b) If prior to payment in full of all obligations pursuant to the Loan Documents, (i) Borrower and GIC do not at all times maintain employment agreements with Steven M. Mariano or Paul V.H. Halter III in a form reasonably acceptable to Lender which includes non-solicitation and non-competition language; (ii) Borrower and GIC fail to provide a copy of same to Lender upon Lender’s request; or (iii) the cash and non-cash compensation, including bonuses and other benefits, set forth in such employment agreements are materially increased without Lender’s prior written consent, which consent shall not be unreasonably withheld;
     (c) (i) Borrower or GIC makes an assignment for the benefit of creditors or becomes insolvent, either because Borrower’s and or GIC’s liabilities exceed its assets or Borrower or GIC is unable to pay debts as they become due; Borrower or GIC petitions for protection under any bankruptcy, insolvency, or debtor relief laws, or is the subject of such a petition or action and fails to have the petition or action dismissed within a reasonable period of time;
     (d) If without Lender’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned, prior to payment in full of all obligations pursuant to the Loan Documents, (i) Steven M. Mariano ceases to directly or indirectly hold an unencumbered 51% or more of the ownership and/or profit interest in SH or 51% or more of the voting control of SH; or, (ii) SH’s direct or indirect ownership and/or profit interest in BIH, GIC, PRS and/or PRM, is transferred, diluted or further encumbered in any manner, including but not limited to, the issuance of new shares, certificates or interests, assignment or gift of shares or interests, the substitution of shares or interests, or the hypothecation or pledge of shares or interests;
     (e) If (i) GIC’s certificate of authority is suspended or revoked by the South Carolina Department of Insurance, (ii) GIC is subject to or comes under any regulatory supervision, control or rehabilitation; (iii) GIC’s risk based capital ratio as calculated pursuant to guidelines established by the National Association of Insurance Commissioners (“NAIC”) falls to 200 or below, (iv) or GIC’s certificate of authority is suspended or revoked by any other regulatory body having authority over GIC; provided, however, that GIC shall have 120 days within which to cure;
     (f) If anything happens that either materially impairs the value of the Collateral or causes Lender to reasonably believe that Lender will have difficulty collecting the Loan; provided however, no Event of Default shall be deemed to have occurred under this paragraph 8(f) if any such impairment or difficulty is reasonably capable of being cured or resolved. Borrower diligently pursues a cure or resolution of same, Lender’s position is not materially adversely affected during Borrower’s pursuit to cure or resolve, and same is in fact cured or resolved within 90 days after notice from Lender;
     (g) If without Lender’s prior written consent (which consent will not be unreasonably withheld, delayed or conditioned), prior to payment in full of all obligations pursuant to the Loan Documents, GIC amends or deviates in any material respect from the underwriting guidelines attached hereto as Exhibit II;
     (h) If without Lender’s prior written consent (which shall not be unreasonably withheld, delayed or conditioned), prior to payment in full of all obligations pursuant to the Loan Documents, Borrower and GIC enter into any contract, including employment contracts, consulting contracts, policy servicing and processing contracts, underwriting contracts or claims processing contracts, which would involve payment of expenses on an annual basis in excess of ten percent (10%) of the combined annual revenues of Borrower and GIC, and, without Lender’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, Borrower and GIC amend any such contracts in any material manner;
     (i) If Borrower does not perform any of its obligations or duties associated with its business when due, and such non-performance by Borrower relates to a material contract or is material to Borrower’s business and persists for thirty (30) days following Lender’s notice to Borrower of such failure; provided however, no Event of Default shall be deemed to have occurred under this paragraph 8(i) if Borrower legitimately disputes the extent, amount or existence of the obligation or duty and Lender’s position is not materially adversely affected by such dispute; and/or,
     (j) If Steven M. Mariano and/or Paul V.H. Halter, III die, are legally incapacitated, resign or are removed as executive officers of Borrower or GIC, and Mr. Mariano and/or Paul V.H. Halter, III are not replaced within 180 days of such resignation or removal by individuals deemed capable and competent by a majority of the independent members of the board of directors.
A default by Borrower in performing under the terms of any other “Loan Document” or the occurrence of any default, Default or Event of Default under any other Loan Document, in each case after any applicable notice, grace and/or cure periods, shall constitute a default and Event of Default under the terms of this Agreement and all other Loan Documents, and the occurrence of an Event of Default under this Agreement shall constitute a default, Default and Event of Default under all other Loan Documents.
     9. REMEDIES UPON AND EFFECT OF DEFAULT. Upon the occurrence of any Event of Default and expiration of any applicable cure period, in addition to any remedy or right Lender has under any Loan Document, the Uniform Commercial Code, at law or in equity, Lender, at its discretion, may also enforce the following (and the following shall be applicable and in effect):
     (a) For a period of five (5) years after Borrower’s default and failure to cure, Borrower, and The Tarheel Group, Inc., Tarheel Insurance Management Company, Foundation Insurance Company, Malvern Investment Group, LLC, Six Point Holdings, LLC, Steven M. Mariano (hereinafter collectively, “Borrower’s Affiliates”), shall not directly or indirectly solicit, write, process, or service insurance policies for any of Borrower’s or GIC’s customers and shall not directly or indirectly attempt to divert any of Borrower’s or GIC’s customers from continuing to do business with Borrower’s successor to the assets or operations of Borrower. Borrower and Borrower’s Affiliates agree that this prohibition is reasonable and necessary and that the credit extended to Borrower is ample consideration for this restriction. Borrower and Borrower’s Affiliates understand that Borrower and Borrower’s Affiliates are not prohibited from working for any other company or in any particular line of work, but that this covenant not to solicit or divert only restricts the Borrower and Borrower’s Affiliates from conducting business similar to Borrower’s or contacting in person, by telephone, by mail, or by any other means, those customers or potential customers that Borrower and/or Borrower’s Affiliates worked with while employed by Borrower or GIC or operating the business of the Borrower comprising part of the Collateral. For the purposes of this Agreement, “customer” shall mean retail customers as well as any other Insurance Entities who produce or process policies through Borrower or GIC or who obtain services through Borrower or GIC.
     (b) Borrower shall enforce, for the continued benefit of Lender, all non-solicitation agreements or non-compete agreements currently in force between Borrower, Steve M. Mariano and Paul V.H. Halter, III.
     10. PROTECTION OF COLLATERAL. If Lender confirms that the income from operations of Borrower or GIC has materially declined (from conditions, circumstances or events other than adverse claims activity) when compared with the income from operations of Borrower or GIC from prior quarters or years and/or Lender confirms that GIC’s ratios mandated by the NAIC, South Carolina Department of Insurance or other regulatory body have materially declined when compared with the ratios from prior quarters or years and Lender reasonably believes that such decline indicates a material negative trend, Lender may require Borrower to enter into an agreement with a consultant approved by Lender pursuant to which management of

Borrower and GIC agree to work with consultant to conduct specified corrective activities each month and/or enter into an agreement pursuant to which a consultant approved by Lender works with management of Borrower and GIC to analyze Borrower’s or GIC’s operations. Furthermore, in the event Steven M. Mariano or Paul V.H. Halter III, dies, becomes disabled, abandons the business operations of Borrower or GIC or other materially adverse extenuating circumstance pertaining to Borrower or GIC occurs, Lender may require Borrower to retain a consultant approved by Lender to assist management in the operation of Borrower’s or GIC’s business until qualified replacement management can be retained or, subject to any necessary regulatory approvals, Borrower’s or GIC’s business can be sold to another person. Borrower acknowledges that if any such agreement is required, neither Lender nor Lender’s approved consultant guarantees the efficacy of such arrangement in preserving or increasing the value of Borrower’s or GIC’s assets. Furthermore, any rights exercised by Lender pursuant to this paragraph shall not be construed as a waiver by Lender of any other rights or remedies it may have pursuant to this Agreement or any other Loan Document or under applicable law or in equity. The cost of such consultant shall be paid by Borrower from Borrower’s revenues; provided, however, if Borrower’s revenues are insufficient to pay for such consultant, the cost shall initially be paid by Lender and reimbursed by Borrower upon demand.
     11. PREPAYMENT PREMIUM. Any promissory note(s) executed by Borrower which evidence the Loan shall provide for a prepayment premium equal to the Prepayment Percentage (as defined herein) of the principal loan balance Borrower prepays. The “Prepayment Percentage” shall be 10% during the first twelve (12) months following Loan origination, 8% during the second twelve (12) months following Loan origination (that is, months 13 through 24), and 6% during the third twelve (12) months following Loan origination (that is, months 25 through 36). This prepayment premium shall not apply after the thirty-sixth month following Loan origination.
     12. JOINT AND SEVERAL OBLIGATIONS. All obligations and liabilities of Borrower under this Agreement and any other Loan Document to which SH, BIH and PRS are a party shall be the joint and several obligations of each entity which constitutes Borrower.
     13. FUTURE ADVANCES. Borrower and Lender acknowledge that the Loan is a single advance loan, and that neither Lender nor Borrower contemplates future advances under the Loan Documents.
     14. LEGAL INTEREST LIMITATIONS. It is the intent of Borrower and Lender to conform strictly to all applicable state and federal usury laws. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of the Loan or otherwise, shall the amount contracted for, charged or received by Lender for the use, forbearance, or detention of the money to be loaned under this Agreement or any other Loan Document or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby which may be legally deemed to be for the use, forbearance or detention of money, exceed the maximum amount which Lender is legally entitled to contract for, charge or collect under applicable state or federal law. If from any circumstance whatsoever fulfillment of any provision hereof or of such other documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance Lender shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness of the Loan and any other amounts due with respect to the Loan evidenced by the Loan Documents, but not to the payment of interest; and if such amount which would be excessive interest exceeds the unpaid balance of principal of the Loan and all other non-interest indebtedness described above, then such additional amount shall be refunded to Borrower. All sums paid or agreed to be paid by Borrower for the use, forbearance or detention of the indebtedness of Borrower to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law throughout the term thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Borrower and Lender.
     15. GOVERNING LAW AND VENUE. Notwithstanding any other provision of this Agreement or any other Loan Document, this Agreement and all Loan Documents shall be construed and governed by the laws of the State of Kansas except to the extent that the perfection of the interests in any of the Collateral is governed by the laws of a jurisdiction other than the State of Kansas or except to the extent that the laws of a jurisdiction other than the State of Kansas are required to govern any enforcement or foreclosure action with respect to any of the Collateral. At Lender’s option, jurisdiction and venue for any dispute arising under or in relation to this Agreement will lie only in Phillips County, Kansas or a U.S. District Court having jurisdiction over Phillips County, Kansas. In the event that a lawsuit or administrative proceeding is brought with respect to this Agreement or any other Loan Document, the prevailing party shall be entitled to be reimbursed for, and/or have judgment entered with respect to, all of its costs and expenses, including reasonable attorneys’ fees and legal expenses.
     16. INTERPRETATION. Provisions in the Loan Documents are intended to be cumulative. To the extent that any of the provisions of this Agreement conflict with any other provisions of this Agreement or those of any other Loan Document, the provision which provides Lender the most protection and grants Lender the greatest rights shall control. Likewise, if the provisions of any Loan Document conflict with those of any other Loan Document, the provision which provides Lender the most protection and grants Lender the greatest rights shall control.
     17. AMENDMENTS. This Agreement may not be modified, revised, altered, added to or extended in any manner, or superseded other than by an instrument in writing signed by all the parties hereto. No waiver of any provision hereof shall be effective unless agreed to in writing by all parties hereto. Any modification or waiver shall only be effective for the specific instance and for the specific purpose for which given. Borrower agrees and acknowledges that Lender may also be required to obtain the approval of other persons before entering into an amendment or granting a waiver.

     18. FAILURE TO ENFORCE NOT A WAIVER. The failure by Lender to enforce any provision of this Agreement shall not be in any way construed as a waiver of any such provision nor prevent Lender thereafter from enforcing each and every other provision of this Agreement.
     19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and shall be binding upon any party executing the same and all of which together shall constitute one and the same instrument which shall represent the agreement of the parties hereto. This Agreement shall become effective when all parties hereto have executed a counterpart hereof.
     20. INVALIDITY OR UNENFORCEABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall, at the option of Lender (i) be construed in all respects as if such invalid or unenforceable provisions were omitted; or (ii) not be stricken, but be reformed to the extent required to be enforceable under and comply with applicable law and as reformed shall be fully enforceable.
     21. BINDING EFFECT; CONSTRUCTION OF PROVISIONS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, administrators, personal and legal representatives, successors and assigns; provided, however, Borrower may not assign its rights, duties or obligations under this Agreement (whether voluntarily, involuntarily or by operation of law) without the prior written consent of Lender, which consent may be granted or withheld in the sole and absolute discretion of Lender. As used in this Agreement, words of masculine, feminine or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa. As used in this Agreement, the terms “person,” “Person” or “party” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, an instrumentality, division, agency, body or department thereof). No inference in favor of, or against, any party shall be drawn from the fact that such party has drafted all or any portion of this Agreement or any other Loan Document.
     22. SURVIVAL. This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Loan is paid in full. The provisions of paragraph 9(a) hereof shall be continuing and shall survive any termination of this Agreement.
     23. INTEGRATION. This Agreement (including all exhibits and addenda hereto) together with the other Loan Documents contains the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede and take precedence over any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof. No oral understandings, oral statements, oral promises or oral inducements exist. No representations, warranties, covenants or conditions, express or implied, whether by statute or otherwise, other than as set forth herein, have been made by the parties hereto. By signing below, Borrower and Lender affirm that no oral agreement between them exists.

     24. WAIVER OF JURY TRIAL. Borrower hereby expressly waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement or any other Loan Document, instrument or document delivered or which may in the future be delivered in connection herewith.
     25. WAIVER OF MARSHALING OF ASSETS. Borrower waives all rights to require any marshaling of Borrower’s assets.
     26. COMMERCIAL LOAN. Borrower and Lender agree that the credit extended hereunder represents a commercial loan and is not a consumer loan subject to the UCCC.
     27. NOTICES. Notices which may be required to be sent by Lender or Borrower in accordance with this Agreement or any other Loan Document shall be sent to the address set forth below or such other address as may be designated by such party provided notice of such change in address has been given to the other party. Notices shall be deemed effective if in writing, and shall be delivered by hand or mailed by United States Mail, postage prepaid, mailed by certified mail, with return receipt requested, or sent by express courier with date of receipt confirmed. The effective date of notice shall be the day of delivery by hand; if mailed by regular mail, four business days following the mailing thereof; and, if by certified mail or express courier, the date of receipt thereof:

Lender’s Address:	Borrower’s Addresses:

Brooke Credit Corporation	SunCoast Holdings, Inc./
10950 Grandview Dr., Ste. 600	Brandywine Insurance Holdings, Inc./
Overland Park, KS 66210	Patriot Risk Services, Inc.
401 East Las Olas Blvd.
Fort Lauderdale, FL 33301
Attention: Steven M. Mariano
     28. TIMELINESS. Timeliness and punctuality are essential elements of this Agreement.
     29. ANTI-TERRORISM, ETC. Borrower represents and warrants to Lender that neither the Borrower, nor any owner, member, affiliate, partner, director, officer or manager of Borrower, nor any affiliate, parent, child or spouse of any individual Borrower (collectively for this paragraph, “Borrower”) supports terrorism, provides money or financial services to terrorists, or is engaged in terrorism, is on the current U.S. government list of organizations that support terrorism, or has engaged in or been convicted of fraud, corruption, bribery, money laundering, narcotics trafficking or other crimes, and all are eligible under applicable U.S. immigration laws to be in the United States and perform the obligations set forth in this Agreement. Borrower further warrants and represents that Borrower is not identified by a government or legal authority as a person with whom Lender is prohibited from transacting business and that it will notify Lender in writing immediately of the occurrence of any event that renders the foregoing representation and warranties incorrect.

     30. ADDITIONAL LOAN SPECIFIC COVENANTS. So long as the Loan is outstanding and unpaid, Borrower agrees with Lender as follows:
     (a) Prior to payment in full of all obligations under the Loan Documents, SH shall maintain, on a consolidated basis with all of its direct and indirect subsidiaries, stockholder’s equity exceeding $5,500,000 in the aggregate on a GAAP basis;
     (b) Without Lender’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, from the date hereof until December 31, 2006, GIC shall maintain policyholders’ surplus in excess of $13,500,000 as computed and measured on a GAAP basis. Commencing on January 1, 2007 and extending through the date upon which all payment obligations are satisfied under the Loan Documents, GIC shall maintain policyholders’ surplus in excess of $14,500,000 as computed and measured on a GAAP basis;
     (c) Prior to payment in full of all obligations under the Loan Documents, without Lender’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, Steven M. Mariano shall not (i) directly or indirectly hold an ownership interest greater than twenty-five percent (25%) in, or (ii) be employed by or have any contracts or agreements with, any other insurance-related business with the exception of Borrower, the entities through which Mr. Mariano holds an ownership interest in SH, GIC, and The Tarheel Group, Inc., a Delaware corporation and its direct and indirect subsidiaries (“Tarheel”). Without Lender’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned, Mr. Mariano shall not devote more than 10% of his time in the aggregate to the Tarheel business, or the business of InServe Corporation, prior to payment in full of all obligations under the Loan Documents;
     (d) Without Lender’s prior written consent, which consent may be granted or withheld in the sole and absolute discretion of Lender, prior to payment in full of all obligations pursuant to the Loan Documents, Borrower shall not pay dividends on its outstanding capital stock;
     (e) Prior to payment in full of all obligations pursuant to the Loan Documents, Borrower shall (i) provide Lender or Lender’s authorized designee with notices of all meetings of shareholders and boards of directors of Borrower and GIC so that such notices are given to Lender concurrently with the giving of such notices to such shareholders or directors; (ii) allow, and cause to be allowed, Lender or Lender’s authorized designee to attend such meetings so long as Lender or its designee provides Borrower with notice of its intention to attend such meetings within a reasonable time prior to the meeting and such notice includes Lender’s or its designee’s reason for wanting to attend; and (iii) promptly provide to Lender or its authorized designee, upon demand, all minutes and other records of such meetings as Lender may request;
     (f) Without Lender’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, except in the ordinary course of business; Borrower shall not directly or indirectly make any loans or advances (in cash or through payments in kind) to any person, including Borrower’s Affiliates and persons affiliated with Borrower. For the purposes of this paragraph, any loans or advances shall be deemed not in the ordinary course of business unless such loans or advances are related to the financing of premiums payable to GIC by persons unaffiliated with Borrower and/or trade receivables of persons unaffiliated with Borrower;
     (g) Within fifteen (15) business days, Borrower shall notify Lender in writing of any material changes in Borrower’s and GIC’s business operations, which includes, but is not limited to the following: (i) GIC or Borrower having received any notification regarding concern or action from the South Carolina Department of Insurance or any other regulator on the subject of financial condition or solvency, (ii) GIC or Borrower having received any notification regarding concern or action from the NAIC or having experienced any material changes in its reinsurance contracts or coverage amounts or any change in its regulatory status, (iii) Borrower or GIC having incurred or experienced any material adverse financial circumstance, condition or results, (iv) if Borrower or GIC shall have any of their respective licenses or permits suspended, terminated or revoked by any governmental or regulatory authority, or (v) if the sums payable under any material insurance company contracts, servicing contracts or other contract are modified or terminated in any material respect;
     (h) Prior to payment in full of all obligations pursuant to the Loan Documents, Borrower will not change its state of organization or name without the prior written consent of Lender, which consent will not be unreasonably withheld, delayed or conditioned;
     (i) Prior to the payment in full of all obligations pursuant to the Loan Documents, all of the reinsurance contracts of GIC shall provide for commercially reasonable terms and conditions;
     (j) Prior to the payment in full of all obligations pursuant to the Loan Documents Borrower shall, and shall cause GIC to: (i) maintain errors and omissions coverage reasonably acceptable to Lender, but with limits no lower than One Million Dollars ($1,000,000) per claim One Million Dollars ($1,000,000) aggregate; and (ii) and maintain such other coverage as is commercially reasonable. At Lender’s request, Borrower shall provide evidence of such insurance; and/or
     (k) Without Lender’s prior written consent, which shall not be unreasonably withheld, the Tarheel Group, Inc., Tarheel Insurance Management Company and/or Foundation Insurance Company (each a “Run off Company”) shall not materially change their operations, which Borrower represents to Lender as being inactive or in run off. Furthermore, without Lender’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned, no business written or conducted by or through Borrower or GIC shall be commenced, transferred or diverted to any Run off Company.
     (l) SPECIFIC AMENDMENTS TO COMMERCIAL LOAN AGREEMENT.
     (i) LATE CHARGES. The paragraph title “LATE CHARGES” on page 1 of the Agreement is amended and restated in its entirety to read as follows:
          “LATE CHARGES. If a payment is made more than five (5) days after it is due, Borrower will pay a late charge of 5% of the amount due and not paid.”

     (ii) COVENANTS. Sub-paragraph 3 under the paragraph titled “COVENANTS”, on page 2 of the Agreement, is amended and restated in its entirety to read as follows:
     “(3) inspect Borrower’s Property, audit for the use and disposition of the Property’s proceeds; or do whatever else Lender may decide is reasonably necessary to preserve and protect the Property and Lender’s interest in the Property.”
     (iii) GENERAL PROVISIONS. The final sentence under the sub-paragraph “Waivers and Consent” under GENERAL PROVISIONS on page 2 of the Agreement, is amended and restated in its entirety to read as follows:
     “Lender may participate or syndicate the Loan and share any information that the Lender decides is necessary about Borrower and the Loan with other participants, provided such other participants are required to keep such information confidential.”
     31. NOTICE. The following provision is inserted in this Agreement for purposes of complying with K.S.A. Section 16-118(b):
     THIS AGREEMENT AND THE “LOAN DOCUMENTS” AS DEFINED HEREIN COLLECTIVELY CONSTITUTE THE WRITTEN CREDIT AGREEMENT WHICH IS THE COMPLETE AND FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN LENDER AND BORROWER WITH REGARD TO THE EXTENSION OF CREDIT, FORBEARANCE AND/OR FINANCIAL ACCOMMODATION REFERRED TO HEREIN AS THE SAME EXIST TODAY AND SUCH WRITTEN CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL CREDIT AGREEMENT BETWEEN LENDER AND BORROWER. THE PARTIES AGREE THAT ALL NONSTANDARD TERMS OF THE CREDIT AGREEMENT BETWEEN LENDER AND BORROWER WITH RESPECT TO THE EXTENSION OF CREDIT, FORBEARANCE AND/OR FINANCIAL ACCOMMODATION PROVIDED FOR HEREIN AND ALL PRIOR ORAL CREDIT AGREEMENTS AND CONTEMPORANEOUS ORAL CREDIT AGREEMENTS BETWEEN THEM WITH RESPECT TO THE EXTENSION OF CREDIT REFERRED TO HEREIN ARE SUFFICIENTLY SET FORTH HEREIN AND IN THE OTHER “LOAN DOCUMENTS,” WITHOUT EXCEPTION. BY SIGNING AND DELIVERING THIS AGREEMENT, BORROWER AND LENDER AFFIRM THAT NO UNWRITTEN ORAL CREDIT AGREEMENT BETWEEN BORROWER AND LENDER WITH REGARD TO THE AFORESAID EXTENSION OF CREDIT, FORBEARANCE AND/OR OTHER FINANCIAL ACCOMMODATION EXISTS.
     Nonstandard terms of credit agreement:
     None.
Initials:

Lender	SH	BIH	PRS
[Remainder of page intentionally left blank; Signature page immediately follows]

     IN WITNESS WHEREOF, the parties have executed and delivered this Addendum to Commercial Loan Agreement as of the 30th of March, 2006.

BORROWER:		LENDER:

SUNCOAST HOLDINGS, INC.		BROOKE CREDIT CORPORATION
a Delaware corporation		a Kansas corporation

By:	/s/ Steven M. Mariano	By:	/s/ Michael S. Lowry

Name:	Steven M. Mariano	Name:	Michael S. Lowry
Title:	President and Chief Executive Officer	Title:	President

BRANDYWINE INSURANCE
HOLDINGS, INC.
a Delaware corporation

By:	/s/ Steven M. Mariano

Name:	Steven M. Mariano
Title:	President and Chief Executive Officer

PATRIOT RISK SERVICES, INC.
a Delaware corporation

By:	/s/ Steven M. Mariano

Name:	Steven M. Mariano
Title:	President and Chief Executive Officer

AGREEMENT NOT TO SOLICIT
The undersigned individuals agree to and are bound by the covenants set forth in paragraph 9(a) herein and specifically acknowledge that the covenants contained in said paragraph are reasonable and necessary and that the undersigned have received ample consideration for same.

Steven M. Mariano

The Tarheel Group, Inc.		Malvern Investment Group, LLC

By:	/s/ Steven M. Mariano	By:	/s/ Steven M. Mariano

Its:		Its:

Tarheel Insurance Management Company		Six Point Holdings, LLC

By:	/s/ Steven M. Mariano	By:	/s/ Steven M. Mariano

Its:		Its:

Foundation Insurance Company

By:	/s/ Steven M. Mariano

Its:

EXHIBIT I
Reports
MONTHLY, QUARTERLY & YEARLY REPORTING
1.	All reports and reconciliations are to be provided to Lender under this Agreement in either hard copy or electronic format.

2.	All agreed end-of-month accounting, financial and management reports shall be reconciled and delivered on-line or in print within twenty-one (21) days following month-end, or if a Borrower or GIC is required to file a similar report with a regulator, within 15 business days after the date such filing is required to be filed with the regulator.

3.	Such reports may include, but are not limited to, information and statistical data required by regulators such as the National Association of Insurance Commissioners (NAIC), Insurance Services Office (ISO), catastrophe pools, reinsurers, or any other reports reasonably requested to monitor and evaluate the subject business.

4.	Other Reports may be requested.

5.	Mandatory Reports:

SunCoast Holdings, Inc.:
Balance Sheet (monthly)
Income Statement (monthly)
Cash Flow (quarterly)
Brandywine Insurance Holdings, Inc.:
Balance Sheet (monthly)
Income Statement (monthly)
Cash Flow (quarterly)
Guarantee Insurance Company:
Quarterly Statutory Financial Reports including Balance Sheet, Income Statement, Cash Flow
Statement, and Loss Development Exhibits, including IRIS Ratios and Risk Based Capital
Annual Actuarial Reserve Report
Annual Statutory Financial Report including IRIS Ratios and Risk Based Capital
Monthly Written, Earned, Incurred Summary

Patriot Risk Services, Inc.:
Quarterly Statutory Financial Reports including Balance Sheet, Income Statement, Cash Flow
Statement, and Loss Development Exhibits, including IRIS Ratios and Risk Based Capital
Annual Actuarial Reserve Report
Annual Statutory Financial Report including IRIS Ratios and Risk Based Capital
Monthly Written, Earned, Incurred Summary

CONSENT
in relation to
ADDENDUM TO COMMERCIAL LOAN AGREEMENT
Dated as of March 30, 2006
     THIS CONSENT (“Consent”) dated as of August 2nd , 2007 is entered into by and among SUNCOAST HOLDINGS, INC., a Delaware corporation (“SH”), BRANDYWINE INSURANCE HOLDINGS, INC., a Delaware corporation (“BIH”) and PATRIOT RISK SERVICES, INC., a Delaware corporation (“PRS”) (SH, BIH and PRS collectively and jointly and severally referred to as “Borrower”), and BROOKE CREDIT CORPORATION, a Kansas corporation (“Lender”).
1. Preliminary Statements
     A. Reference is made to the Addendum to Commercial Loan Agreement dated as of March 30, 2006 among the Borrower and Lender (“Agreement”).
     B. The Agreement provides, including in paragraphs 8(b) (j) and 30(g), that Borrower will maintain an employment agreement with Paul V.H. Halter III and that he will not resign, be removed or be replaced as an executive officer of Borrower or Guarantee Insurance Company (“GUARANTEE”) without consent of Lender, In addition, the resignation or removal of Paul V.H. Halter would trigger a default if he is not replaced within 180 days of such resignation or removal by individuals deemed capable and competent by a majority of the independent members of the board of directors.
     C. Paul V.H. Halter III has resigned from all duties with Borrower and GUARANTEE and Borrower intends for Steve Mariano to take over the duties of and replace Paul V.H. Halter III as President and Chief Operating Officer of GUARANTEE.
     D. The Agreement provides in several places, including sections 8(e) and 30(g) and (h), that GUARANTEE’S State of domicile is South Carolina and that material changes to GUARANTEE’S business operations are subject to consent of Lender.
     E. GUARANTEE wants to change its state of domicile from South Carolina to Florida.
     F. As part of the Agreement, Lender holds a security interest in Borrowers assets including as set forth in section Seven and in the related Loan Documents.
     G. Among other security, Lender is secured by all of BIH’s right, title and interest in GUARANTEE whether evidenced by stock certificates or otherwise, together with all dividends and other income, payments and distributions of any kind payable to BIH in its capacity as the sole stockholder of GUARANTEE.
     H. Borrower intends to expand the areas in which it does business to Kansas, Arizona, Pennsylvania, and Illinois.
     I. The underwriting guidelines set forth as an attachment to the Agreement limited the areas in which the Borrower could do business at the time of loan closing.

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     J. At the time of loan closing the Borrower was not authorized to conduct business in Kansas, Arizona, Pennsylvania, or Illinois.
     NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:
1. Exception to the Management Exception
     The Borrower and the Lender hereby agree that from the date hereof, the Borrower is authorized to replace Paul V.H. Halter III as President and Chief Operating Officer of GUARANTEE with Steve Mariano, who is already employed by GUARANTEE, until such time as Lender authorizes any other management change.
2. Exception to the State of Domicile Exception
(a) The Borrower and the Lender hereby agree that from the date hereof, GUARANTEE’s redomestication to the state of Florida is authorized provided all necessary regulatory and other approvals are obtained and further provided all of Lender’s security interest as defined in the Loan Documents remains enforceable;
(b) Borrower will execute all documents necessary to ensure Lender’s security interest continues to be perfected and maintains is priority position, including signing new UCC’s and exchanging stock certificates;
(c) All sections of the Agreement and the Loan Documents which reference South Carolina shall be changed to Florida. The address for all future notices to the Borrower pursuant to section 27 of the Agreement will be 401 East Las Olas Boulevard, Suite 1540 Fort Lauderdale, FL 33301. This change is made until such time as Lender authorizes another change of domiciliary state.
3. Exception to the Geographic Territory Exception
     The Borrower and the Lender hereby agree that from the date hereof, the Borrower is authorized to expand the geographic territory in which it conducts business to include the states of Kansas, Arizona, Pennsylvania, and Illinois and only the states of Kansas, Arizona, Pennsylvania, and Illinois, provided all necessary regulatory and other approvals are obtained and further provided Lender’s security interest as defined in the Loan Documents remains enforceable. This change is made until such time as Lender authorizes expansion to an additional state or states.
4. Conditions Precedent
     This Consent shall become effective as of the date hereof and upon execution of this Consent by SH, BIH, PRS and Lender.
5. Reference to and Effect on the Agreement
     A. Except as specifically provided herein, the Agreement, the other Related Loan Documents and all other documents, instruments, and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

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     B. Except as specifically provided herein, the execution, delivery, and effectiveness of this Consent shall not operate as a waiver of any right, power, or remedy of the Lender under the Agreement, the Related Loan Documents, or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.
6. Governing Law
     THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF KANSAS.
7. Execution in Counterparts
     This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Consent by facsimile shall be effective as delivery of a manually executed counterpart of this Consent.
8. Headings
     Section headings in this Consent are included herein for convenience of reference only and shall not constitute a part of this Consent for any other purpose.
IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their respective officers thereunto duly authorized as of the date first written above.

LENDER:		BORROWER:
BROOKE CREDIT CORPORATION		SUNCOAST HOLDINGS, INC.,
a Kansas corporation		a Delaware Corporation

/s/ [ILLEGIBLE]		/s/ Steven M. Mariano

By:		By:	Steven M. Mariano
Its:		Its:	President

BRANDYWINE INSURANCE		PATRIOT RISK SERVICES, INC.,
HOLDINGS, INC.,		a Delaware corporation
a Delaware corporation

/s/ Steven M. Mariano		/s/ Josie Graves

By:	Steven M. Mariano	By:	Josie Graves
Its:	President	Its:	President

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